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                                                                       EXHIBIT 8

                       NEAL, GERBER & EISENBERG LETTERHEAD



                                  May 17, 2000

Union Tank Car Company
225 West Washington Street
Chicago, Illinois  60606

         Re:   Pass Through Certificates

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the filing by Union Tank Car Company, a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which Registration Statement, together with a registration statement previously filed by the Company (Registration No. 333-45105), relates to up to $302,148,000 in aggregate principal amount of Pass Through Certificates of the Company (the "Certificates"). The Certificates will be issued pursuant to the terms of the Pass Through Trust Agreement dated as of May 17, 2000, to be entered into between the Company and Bank One, National Association, as Pass Through Trustee (the "Pass Through Trustee"), the form of which has been filed as an exhibit to the Registration Statement (the "Pass Through Trust Agreement"), as it may be supplemented from time to time by a separate supplement for each series of Certificates (each, a "Supplement").

         As such counsel, we have examined the proposed form of the Pass Through Trust Agreement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also assumed that the Pass Through Trust Agreement will, when executed and delivered, be substantially in the form submitted to us for examination. As to any facts material to our opinion, we have relied upon statements, certificates and representations and warranties of the Company, and its officers, including representations and warranties contained in the Pass Through Trust Agreement.

         We hereby confirm to you our opinion(s) as set forth under the headings "Certain United States Federal Income Tax Consequences" and "Certain Illinois Taxes" in the Prospectus relating to the Certificates included in the Registration Statement.


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         We are members of the Bar of the State of Illinois, and we express no opinion herein concerning any laws other than the law of the State of Illinois and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions "Certain United States Federal Income Tax Consequences" and "Certain Illinois Taxes" in the prospectus relating to the Certificates that constitutes a part of the Registration Statement.

                                           Very truly yours,

                                           /s/ Neal, Gerber & Eisenberg

                                           NEAL, GERBER & EISENBERG